Exhibit 99.1

Dime Commercial Bancshares, Inc. Reports 53% Year-Over-Year Increase in EPS

NIM Expansion and Growth in Net Interest Income Drives Record Quarterly Revenue of $135 million

Deposits Increased by 15% and Loans Increased by 8% on an Annualized Basis Versus The Linked Quarter

Asset Liability Management Profile, Which is Underpinned by $2.2 Billion of Cash and

a Growing Floating Rate Loan Portfolio, Positions Dime Well For Rising Rates

Hauppauge, NY, October 20, 2026 (GLOBE NEWSWIRE) -- Dime Commercial Bancshares, Inc. (NYSE: DCOM) (the “Company” or “Dime”), the parent company of Dime Commercial Bank (the “Bank”), today reported net income available to common stockholders of $39.7 million for the quarter ended September 30, 2026, or $0.90 per diluted common share, compared to net income available to common stockholders of $33.0 million, or $0.75 per diluted common share, for the quarter ended June 30, 2026 and net income available to common stockholders of $25.8 million for the quarter ended September 30, 2025, or $0.59 per diluted common share.

Adjusted net income available to common stockholders (non-GAAP) was $39.9 million and adjusted diluted EPS (non-GAAP) was $0.91 per share for the quarter ended September 30, 2026, compared to $0.79 per share for the quarter ended June 30, 2026, and $0.61 for the quarter ended September 30, 2025 (see "Non-GAAP Reconciliation" tables at the end of this news release).

Stuart H. Lubow, President and Chief Executive Officer (“CEO”) of the Company, stated, “Dime continues to execute on our growth plan and delivered another quarter of record revenue. Third quarter results were marked by strong growth in core deposits and business loans and continued NIM expansion. Our return metrics continue to improve, and the Return on Average Assets improved to 1.10%. Our balance sheet, with $2.2 billion of cash and an 83% loan-to-deposit ratio, was intentionally constructed keeping in mind the potential for an elevated interest rate environment. We believe this highly liquid balance sheet uniquely positions Dime versus our local peers. Finally, we anticipate continued expansion in NIM and growth in Net Interest Income in the quarters ahead as we take advantage of growth opportunities and benefit from a significant loan repricing opportunity that we anticipate will continue through 2027.”

Mr. Lubow continued, “As outlined in a separate press release, this morning we announced our intention to acquire ES Bancshares, Inc., the parent company of Empire State Bank (headquartered in Staten Island). This transaction represents another logical step in Dime's growth strategy.”

Highlights for the Third Quarter of 2026 included:

●	Return on Average Assets increased to 1.10% for the third quarter of 2026 compared to 0.94% for the prior quarter;
●	Total deposits increased $1.08 billion on a year-over-year basis;
●	Core deposits (excluding brokered and time deposits) increased $1.18 billion on a year-over-year basis;
●	Average non-interest-bearing deposits to average total deposits for the third quarter increased to 32.1%;
●	Business loans grew $346.6 million on a linked quarter basis and $929.1 million on a year-over-year basis;
●	The net interest margin increased to 3.35% for the third quarter of 2026 compared to 3.28% for the prior quarter;
●	The efficiency ratio decreased to 48.4% for the third quarter of 2026 compared to 53.8% for the third quarter of 2025;
●	The Company’s Consolidated CRE Concentration ratio was proactively managed lower to 338%;
●	The Company repurchased 298,003 shares of its common stock, which represented 0.7% of shares outstanding at the beginning of the period, at a weighted-average price of $40.64 per share; and
●	Announced entry into the affordable housing space with the launch of a dedicated group that will be led by Michael Camoia, SVP, Head of Affordable Housing.

Management’s Discussion of Quarterly Operating Results

Net Interest Income

Net interest income for the third quarter of 2026 was $121.2 million compared to $115.2 million for the second quarter of 2026 and $103.4 million for the third quarter of 2025. The Net Interest Margin for the third quarter of 2026 was 3.35% compared to 3.28% for the second quarter of 2026 and 3.01% for the third quarter of 2025.

Loan Portfolio

The ending weighted average rate (“WAR”) on the total loan portfolio was 5.50% at September 30, 2026, a 14-basis point increase compared to the ending WAR of 5.36% on the total loan portfolio at June 30, 2026.

Outlined below are loan balances and WARs for the quarter ended as indicated.

	September 30, 2026		June 30, 2026		September 30, 2025
(Dollars in thousands)	Balance	WAR (1)	Balance	WAR (1)	Balance	WAR (1)
Loans held for investment balances at period end:
Business loans (2)	$3,991,773	6.44%	$3,645,194	6.32%	$3,062,674	6.60%
One-to-four family residential and coop/condo apartment	1,124,190	5.10	1,075,904	5.04	1,030,949	4.92
Multifamily residential and residential mixed-use (3)(4)	2,951,768	4.54	3,113,647	4.48	3,509,811	4.52
Non-owner-occupied commercial real estate	2,753,169	5.26	2,770,751	5.14	2,975,474	5.13
Acquisition, development, and construction	88,587	6.76	90,476	7.10	139,145	8.04
Other loans	8,668	12.28	8,401	11.81	7,621	11.14
Loans held for investment	$10,918,155	5.50%	$10,704,373	5.36%	$10,725,674	5.37%

(1)    WAR is calculated by aggregating interest based on the current loan rate from each loan in the category, adjusted for non-accrual loans, divided by the total balance of loans in the category.

(2)    Business loans include commercial and industrial loans, and owner-occupied commercial real estate loans. At September 30, 2025, business loans included balances related to Paycheck Protection Program (“PPP”) loans; no PPP loans were outstanding at September 30, 2026 or June 30, 2026.

(3)    Includes loans underlying multifamily cooperatives.

(4)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

Outlined below are the loan originations for the quarter ended as indicated.

(Dollars in millions)	Q3 2026	Q2 2026	Q3 2025
Originations Excluding New Lines of Credit	$374.8	$255.3	$170.6
Originations Including New Lines of Credit	745.8	533.4	535.6

Deposits and Borrowed Funds

Period end total deposits (including mortgage escrow deposits) at September 30, 2026 were $13.14 billion, compared to $12.68 billion at June 30, 2026 and $12.06 billion at September 30, 2025.

Brokered deposits were $200.0 million at September 30, 2026, compared to $200.0 million at June 30, 2026 and $200.0 million at September 30, 2025. Total Federal Home Loan Bank advances were lowered to $335.0 million at September 30, 2026, compared to $385.0 million at June 30, 2026 and $508.0 million at September 30, 2025.

Non-Interest Income

Non-interest income was $14.1 million during the third quarter of 2026, $11.3 million during the second quarter of 2026, and $12.2 million during the third quarter of 2025. Excluding the fair value change in equity securities and loans held for sale, and (gain) loss on sale of securities, loans and other assets, non-interest income was $13.4 million during the third quarter of 2026, $13.2 million during the second quarter of 2026 and $13.3 million during the third quarter of 2025.

Non-Interest Expense

Total non-interest expense was $65.5 million during the third quarter of 2026, $64.7 million during the second quarter of 2026, and $62.2 million during the third quarter of 2025. Excluding the impact of the net loss (gain) on extinguishment of debt, amortization of other intangible assets and severance expense, adjusted non-interest expense was $64.3 million during the third quarter of 2026, $64.1 million during the second quarter of 2026, and $62.0 million during the third quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The ratio of non-interest expense to average assets was 1.73% during the third quarter of 2026, compared to 1.74% during the linked quarter and 1.73% during the third quarter of 2025. Excluding the impact of the net loss (gain) on extinguishment of debt, amortization of other intangible assets and severance expense, the ratio of adjusted non-interest expense to average assets was 1.70% during the third quarter of 2026, 1.72% during the second quarter of 2026, and 1.72% during the third quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

The efficiency ratio was 48.4% during the third quarter of 2026, compared to 51.2% during the linked quarter and 53.8% during the third quarter of 2025. Excluding the impact of (gain) loss on sale of securities, loans and other assets, fair value change in equity securities and loans held for sale, severance expense, net loss (gain) on extinguishment of debt, and amortization of other intangible assets, the adjusted efficiency ratio was 47.8% during the third quarter of 2026, compared to 49.9% during the linked quarter and 53.1% during the third quarter of 2025 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Mr. Lubow commented, “Our organic growth strategy is paying dividends as evidenced by a decline in the core efficiency ratio to below 48% for the third quarter. Growth in revenues is anticipated to continue to drive the efficiency ratio lower in the years ahead.”

Income Tax Expense

Income tax expense was $14.5 million during the third quarter of 2026, $13.1 million during the second quarter of 2026, and $12.4 million during the third quarter of 2025. The effective tax rate for the third quarter of 2026 was 25.8%, compared to 27.3% for the second quarter of 2026 and 31.0% for the third quarter of 2025.

Credit Quality

Non-performing assets were $99.5 million at September 30, 2026, compared to $69.0 million at June 30, 2026 and $72.1 million at September 30, 2025.

A credit loss provision of $13.8 million was recorded during the third quarter of 2026, compared to $13.9 million during the second quarter of 2026, and $13.3 million during the third quarter of 2025.

Capital Management

Stockholders’ equity increased $2.3 million to $1.52 billion at September 30, 2026.

The Company’s and the Bank’s regulatory capital ratios continued to be in excess of all applicable regulatory requirements as of September 30, 2026.

Dividends per common share were $0.25 for each of the third and second quarters of 2026.

Book value per common share was $32.10 at September 30, 2026 compared to $31.79 at June 30, 2026.

Tangible common book value per share (which represents common equity less goodwill and other intangible assets, divided by the number of shares outstanding) was $28.49 at September 30, 2026 compared to $28.21 at June 30, 2026 (see “Non-GAAP Reconciliation” tables at the end of this news release).

Earnings Call Information

The Company will conduct a conference call at 8:30 a.m. (ET) on Tuesday, October 20, 2026, during which CEO Lubow will discuss the Company’s third quarter 2026 financial performance, with a question-and-answer session to follow.

Participants may access the conference call via webcast using this link: https://edge.media-server.com/mmc/p/aihfhaeg. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BIe576e0e1823d40b89d52de726f0b9563. Upon registration, all telephone participants will receive a one-time confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call. All participants are encouraged to dial-in 10 minutes prior to the start time.

A replay of the conference call and webcast will be available on-demand for 12 months at https://edge.media-server.com/mmc/p/aihfhaeg.

ABOUT DIME COMMERCIAL BANCSHARES, INC.

Dime Commercial Bancshares, Inc. is the holding company for Dime Commercial Bank, a New York State-chartered trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

(1)	Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for commercial banks with less than $20 billion in assets.

This news release contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as “annualized," “anticipate," "believe," “continue,” "could," "estimate," "expect," "intend," “likely,” "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions. Any forward-looking statements presented herein are made only as of the date of this release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as may be required by law.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Accordingly, you should not place undue reliance on such statements. Factors that could affect our results include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may affect demand for our products and reduce interest margins and the value of our investments; changes in government monetary or fiscal policies and actions may adversely affect our customers, cost of credit and overall result of operations; changes in deposit flows, the cost of funds, loan demand or real estate values may adversely affect the business of the Company; changes in the quality and composition of the Company’s loan or investment portfolios or unanticipated or significant increases in loan losses may negatively affect the Company’s financial condition or results of operations; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general socio-economic conditions, public health emergencies, international conflict, inflation, tariffs, and recessionary pressures, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates and may adversely affect our customers, our financial results and our operations; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; there may be failures or breaches of information technology security systems; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; there may be difficulties or unanticipated expense incurred in the consummation of new business initiatives or the integration of any acquired entities; and litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. For discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and updates set forth in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact: Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
718-782-6200 extension 5909

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

	September 30,	June 30,	December 31,
	2026	2026	2025
Assets:
Cash and due from banks	$2,184,800	$1,934,594	$2,353,966
Securities available-for-sale, at fair value	897,276	895,251	797,935
Securities held-to-maturity	701,601	706,606	618,901
Loans held for sale	2,413	1,862	1,989
Loans held for investment, net:
Business loans (1)	3,991,773	3,645,194	3,240,600
One-to-four family residential and coop/condo apartment	1,124,190	1,075,904	1,035,983
Multifamily residential and residential mixed-use (2)(3)	2,951,768	3,113,647	3,424,565
Non-owner-occupied commercial real estate	2,753,169	2,770,751	2,933,287
Acquisition, development and construction	88,587	90,476	117,215
Other loans	8,668	8,401	6,558
Allowance for credit losses	(108,548)	(104,963)	(97,372)
Total loans held for investment, net	10,809,607	10,599,410	10,660,836
Premises and fixed assets, net	28,711	30,570	31,255
Restricted stock	59,046	61,167	67,197
BOLI	422,101	417,459	401,163
Goodwill	155,797	155,797	155,797
Other intangible assets	2,339	2,534	2,938
Operating lease assets	44,114	36,830	42,876
Derivative assets	99,951	70,545	76,315
Accrued interest receivable	57,694	56,282	55,572
Other assets	81,419	74,046	74,891
Total assets	$15,546,869	$15,042,953	$15,341,631
Liabilities:
Non-interest-bearing checking (excluding mortgage escrow deposits)	$4,158,300	$3,946,965	$3,915,081
Interest-bearing checking	1,068,293	1,140,667	1,178,281
Savings (excluding mortgage escrow deposits)	1,608,662	1,621,056	1,777,143
Money market	5,187,009	4,853,645	4,806,572
Certificates of deposit	1,034,729	1,068,824	1,117,118
Deposits (excluding mortgage escrow deposits)	13,056,993	12,631,157	12,794,195
Non-interest-bearing mortgage escrow deposits	81,429	45,980	47,051
Interest-bearing mortgage escrow deposits	—	—	—
Total mortgage escrow deposits	81,429	45,980	47,051
Total deposits (including mortgage escrow deposits)	13,138,422	12,677,137	12,841,246
FHLBNY advances	335,000	385,000	508,000
Subordinated debt, net	231,313	231,186	272,503
Derivative cash collateral	100,550	61,790	52,400
Operating lease liabilities	46,834	39,626	45,729
Derivative liabilities	99,394	69,631	73,573
Other liabilities	72,598	58,127	72,411
Total liabilities	14,024,111	13,522,497	13,865,862
Stockholders' equity:
Preferred stock, Series A	116,569	116,569	116,569
Common stock	462	462	462
Additional paid-in capital	622,827	622,636	623,041
Retained earnings	926,880	898,089	854,167
Accumulated other comprehensive loss ("AOCI"), net of deferred taxes	(46,314)	(31,573)	(31,468)
Unearned equity awards	(15,311)	(17,590)	(8,661)
Treasury stock, at cost	(82,355)	(68,137)	(78,341)
Total stockholders' equity	1,522,758	1,520,456	1,475,769
Total liabilities and stockholders' equity	$15,546,869	$15,042,953	$15,341,631

(1)     Business loans include commercial and industrial loans, and owner-occupied commercial real estate loans.

(2)     Includes loans underlying multifamily cooperatives.

(3)    While the loans within this category are often considered "commercial real estate" in nature, multifamily and loans underlying cooperatives are here reported separately from commercial real estate loans in order to emphasize the residential nature of the collateral underlying this significant component of the total loan portfolio.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except share and per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Interest income:
Loans	$149,776	$143,892	$147,756	$435,758	$435,909
Securities	15,428	14,518	11,338	42,734	34,014
Other short-term investments	18,182	16,840	16,449	53,544	35,035
Total interest income	183,386	175,250	175,543	532,036	504,958
Interest expense:
Deposits and escrow	54,220	52,171	62,950	158,755	181,205
Borrowed funds	7,279	7,351	8,406	22,930	25,141
Derivative cash collateral	668	542	788	1,695	2,903
Total interest expense	62,167	60,064	72,144	183,380	209,249
Net interest income	121,219	115,186	103,399	348,656	295,709
Provision for credit losses	13,812	13,875	13,294	40,000	32,141
Net interest income after provision	107,407	101,311	90,105	308,656	263,568
Non-interest income:
Service charges and other fees	6,879	6,483	5,209	19,092	14,494
Title fees	191	187	126	520	342
Loan level derivative income	702	535	650	1,709	1,653
BOLI income	4,683	5,038	4,956	14,279	13,135
Gain on sale of Small Business Administration ("SBA") loans	—	196	38	196	507
Gain on sale of residential loans	77	49	37	198	119
Fair value change in equity securities and loans held for sale	(38)	38	51	(38)	152
Gain on securities	—	—	14	—	163
Gain (loss) on sale of loans and other assets	757	(2,000)	(1,117)	(1,563)	(1,117)
Other	877	740	2,247	2,347	3,991
Total non-interest income	14,128	11,266	12,211	36,740	33,439
Non-interest expense:
Salaries and employee benefits	39,303	39,781	38,344	118,677	110,213
Severance	974	454	6	1,530	218
Occupancy and equipment	7,855	7,899	8,107	23,963	23,838
Data processing costs	5,835	5,151	4,798	16,409	14,495
Marketing	2,258	1,951	1,961	6,234	5,383
Professional services	1,981	2,325	2,228	6,215	6,441
Federal deposit insurance premiums	1,627	1,712	1,799	4,605	5,538
Net loss (gain) on extinguishment of debt	—	2	—	(972)	—
Loss due to pension settlement	—	—	—	—	7,231
Amortization of other intangible assets	195	195	236	599	723
Other	5,475	5,231	4,745	15,700	13,954
Total non-interest expense	65,503	64,701	62,224	192,960	188,034
Income before taxes	56,032	47,876	40,092	152,436	108,973
Income tax expense	14,472	13,062	12,421	41,480	30,147
Net income	41,560	34,814	27,671	110,956	78,826
Preferred stock dividends	1,822	1,821	1,822	5,465	5,465
Net income available to common stockholders	$39,738	$32,993	$25,849	$105,491	$73,361

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED COMMON SHARE DATA

(Dollars in thousands except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
GAAP	2026	2026	2025	2026	2025
Net income available to common stockholders	$39,738	$32,993	$25,849	$105,491	$73,361
Less: Dividends paid and earnings allocated to participating securities	(801)	(687)	(493)	(2,081)	(1,323)
Income attributable to common stock - Basic and Diluted	$38,937	$32,306	$25,356	103,410	72,038

Weighted-average common shares outstanding	43,137,429	43,218,619	43,052,898	43,155,159	43,010,919

Basic and diluted earnings per share ("EPS") (1)	$0.90	$0.75	$0.59	$2.40	$1.67

Non-GAAP
Adjusted net income available to common stockholders (2)	$39,914	$34,663	$26,588	$106,982	$79,139
Less: Dividends paid and earnings allocated to participating securities	(805)	(722)	(507)	(2,113)	(1,417)
Adjusted income attributable to common stock - Basic and Diluted	$39,109	$33,941	$26,081	$104,869	$77,722

Weighted-average common shares outstanding	43,137,429	43,218,619	43,052,898	43,155,159	43,010,919

Adjusted basic and diluted EPS (3)	$0.91	$0.79	$0.61	$2.43	$1.81

(1)	The earnings per share is calculated by dividing income attributable to common stock by weighted-average common shares outstanding.
(2)	See "Non-GAAP Reconciliation" tables for reconciliation of reported and adjusted (non-GAAP) net income available to common stockholders.
(3)	The adjusted earnings per share is calculated by dividing adjusted income attributable to common stock by weighted-average common shares outstanding.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands except per share amounts)

	At or For the Three Months Ended			At or For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Per Share Data:
Reported EPS (Diluted)	$0.90	$0.75	$0.59	$2.40	$1.67
Cash dividends paid per common share	0.25	0.25	0.25	0.75	0.75
Book value per common share	32.10	31.79	30.44	32.10	30.44
Tangible common book value per share (1)	28.49	28.21	26.81	28.49	26.81
Common shares outstanding	43,811	44,158	43,889	43,811	43,889
Dividend payout ratio	27.78%	33.33%	42.37%	31.25%	44.91%

Performance Ratios (Based upon Reported Net Income):
Return on average assets	1.10%	0.94%	0.77%	0.99%	0.75%
Return on average equity	10.77	9.15	7.59	9.71	7.31
Return on average tangible common equity (1)	12.57	10.62	8.80	11.31	8.47
Net interest margin	3.35	3.28	3.01	3.28	2.98
Non-interest expense to average assets	1.73	1.74	1.73	1.72	1.78
Efficiency ratio	48.4	51.2	53.8	50.1	57.1
Effective tax rate	25.83	27.28	30.98	27.21	27.66

Balance Sheet Data:
Average assets	$15,142,449	$14,862,346	$14,426,002	$14,996,020	$14,074,794
Average interest-earning assets	14,364,889	14,086,464	13,638,036	14,218,475	13,267,962
Average tangible common equity (1)	1,268,341	1,247,394	1,182,158	1,248,060	1,162,403
Loan-to-deposit ratio at end of period (2)	83.1%	84.4%	88.9%	83.1%	88.9%

Capital Ratios and Reserves - Consolidated:
Tangible common equity to tangible assets (1) (3)	8.11%	8.37%	8.18%
Tangible equity to tangible assets (1) (3)	8.87	9.15	8.99
Tier 1 common equity ratio (3)	11.75	11.99	11.53
Tier 1 risk-based capital ratio (3)	12.81	13.09	12.64
Total risk-based capital ratio (3)	15.96	16.30	16.18
Tier 1 leverage ratio (3)	9.40	9.46	9.29
Consolidated CRE concentration ratio (3)(4)	338	352	401
Allowance for credit losses/ Total loans	0.99	0.98	0.88
Allowance for credit losses/ Non-performing loans held for investment	111.54	157.09	130.54

(1)	See "Non-GAAP Reconciliation" tables for reconciliation of tangible equity, tangible common equity, and tangible assets.
(2)	Total deposits include mortgage escrow deposits, which fluctuate seasonally.
(3)	September 30, 2026 ratios are preliminary pending completion and filing of the Company’s regulatory reports.
(4)	The Consolidated CRE concentration ratio is calculated using the sum of commercial real estate, excluding owner-occupied commercial real estate, multifamily, and acquisition, development, and construction, divided by consolidated capital. The September 30, 2026 ratio is preliminary pending completion and filing of the Company’s regulatory reports.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED AVERAGE BALANCES AND NET INTEREST INCOME

(Dollars in thousands)

	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
			Average			Average			Average
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Interest-earning assets:
Business loans	$3,798,622	$62,650	6.54%	$3,489,614	$56,520	6.50%	$2,957,434	$50,271	6.74%
One-to-four family residential and coop/condo apartment	1,111,740	13,604	4.85	1,064,043	12,588	4.75	1,023,844	12,120	4.70
Multifamily residential and residential mixed-use	3,059,148	35,123	4.56	3,195,372	35,930	4.51	3,591,822	41,712	4.61
Non-owner-occupied commercial real estate	2,724,952	36,719	5.35	2,815,624	37,117	5.29	3,067,598	40,439	5.23
Acquisition, development, and construction	79,710	1,654	8.23	90,738	1,711	7.56	145,902	3,184	8.66
Other loans	8,981	26	1.15	8,580	26	1.22	7,515	30	1.58
Total loans	10,783,153	149,776	5.51	10,663,971	143,892	5.41	10,794,115	147,756	5.43
Securities	1,640,702	15,428	3.73	1,582,300	14,518	3.68	1,340,223	11,338	3.36
Other short-term investments	1,941,034	18,182	3.72	1,840,193	16,840	3.67	1,503,698	16,449	4.34
Total interest-earning assets	14,364,889	183,386	5.06%	14,086,464	175,250	4.99%	13,638,036	175,543	5.11%
Non-interest-earning assets	777,560			775,882			787,966
Total assets	$15,142,449			$14,862,346			$14,426,002

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing checking (1)	$1,082,628	$4,453	1.63%	$1,040,981	$4,058	1.56%	$1,069,761	$5,306	1.97%
Money market	4,907,654	31,883	2.58	4,796,008	30,049	2.51	4,359,512	34,877	3.17
Savings (1)	1,635,196	9,776	2.37	1,684,130	9,826	2.34	1,821,289	13,273	2.89
Certificates of deposit	1,051,590	8,108	3.06	1,075,789	8,238	3.07	1,116,152	9,494	3.37
Total interest-bearing deposits	8,677,068	54,220	2.48	8,596,908	52,171	2.43	8,366,714	62,950	2.99
FHLBNY advances	337,717	3,469	4.08	418,517	3,541	3.39	508,000	4,104	3.21
Subordinated debt, net	231,229	3,809	6.54	231,102	3,810	6.61	272,429	4,301	6.26
Other short-term borrowings	76	1	5.22	—	—	—	76	1	5.22
Total borrowings	569,022	7,279	5.08	649,619	7,351	4.54	780,505	8,406	4.27
Derivative cash collateral	75,524	668	3.51	62,134	542	3.50	63,856	788	4.90
Total interest-bearing liabilities	9,321,614	62,167	2.65%	9,308,661	60,064	2.59%	9,211,075	72,144	3.11%
Non-interest-bearing checking (1)	4,102,780			3,864,575			3,573,448
Other non-interest-bearing liabilities	174,880			166,688			183,627
Total liabilities	13,599,274			13,339,924			12,968,150
Stockholders' equity	1,543,175			1,522,422			1,457,852
Total liabilities and stockholders' equity	$15,142,449			$14,862,346			$14,426,002
Net interest income		$121,219			$115,186			$103,399
Net interest rate spread			2.41%			2.40%			2.00%
Net interest margin			3.35%			3.28%			3.01%
Deposits (including non-interest-bearing checking accounts) (1)	$12,779,848	$54,220	1.68%	$12,461,483	$52,171	1.68%	$11,940,162	$62,950	2.09%

(1)     Includes mortgage escrow deposits.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

UNAUDITED SCHEDULE OF NON-PERFORMING ASSETS

(Dollars in thousands)

	At or For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Quality Detail	2026	2026	2025
Non-performing loans held for investment
Business loans	$33,171	$23,898	$21,005
One-to-four family residential and coop/condo apartment	4,852	4,465	2,440
Multifamily residential and residential mixed-use	47,773	26,893	—
Non-owner-occupied commercial real estate	11,109	11,151	47,952
Acquisition, development, and construction	412	412	657
Other loans	—	—	—
Non-accrual loans held for investment	$97,317	$66,819	$72,054

Non-accrual loans held for sale	$1,750	$1,750	$—
Total non-accrual loans	$99,067	$68,569	$72,054
Total non-accrual loans/ Total loans	0.91%	0.64%	0.67%

Total non-performing assets ("NPAs") (1)	$99,517	$69,019	$72,054

Total loans 90 days delinquent and accruing ("90+ Delinquent")	$—	$—	$—

NPAs and 90+ Delinquent	$99,517	$69,019	$72,054

NPAs and 90+ Delinquent / Total assets	0.64%	0.46%	0.50%

Net loan charge-offs ("NCOs")	$9,749	$9,662	$12,586
NCOs / Average loans (2)	0.36%	0.36%	0.47%

(1)	September 30, 2026 and June 30, 2026 balances include one non-performing available-for-sale security in the amount of $450 thousand.
(2)	Calculated based on annualized NCOs to average loans.

DIME COMMERCIAL BANCSHARES, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(Dollars in thousands except per share amounts)

The following tables below provide a reconciliation of certain financial measures calculated under generally accepted accounting principles ("GAAP") (as reported) and non-GAAP measures. A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed in the most directly comparable measure calculated and presented in accordance with GAAP in the United States. The Company’s management believes the presentation of non-GAAP financial measures provides investors with a greater understanding of the Company’s operating results in addition to the results measured in accordance with GAAP. While management uses these non-GAAP measures in its analysis of the Company’s performance, this information should not be viewed as a substitute for financial results determined in accordance with GAAP or considered to be more important than financial results determined in accordance with GAAP.

The following non-GAAP financial measures exclude pre-tax income and expenses associated with the fair value change in equity securities and loans held for sale, (gain) loss on sale of securities, loans and other assets, severance, net loss (gain) on extinguishment of debt and loss due to pension settlement.

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Reconciliation of Reported and Adjusted (non-GAAP) Net Income Available to Common Stockholders
Reported net income available to common stockholders	$39,738	$32,993	$25,849	$105,491	$73,361
Adjustments to net income (1):
Fair value change in equity securities and loans held for sale	38	(38)	(51)	38	(152)
(Gain) loss on sale of securities, loans and other assets	(757)	2,000	1,112	1,563	1,040
Severance	974	454	6	1,530	218
Net loss (gain) on extinguishment of debt	—	2	—	(972)	—
Loss due to pension settlement	—	—	—	—	7,231
Income tax effect of adjustments noted above (1)	(79)	(748)	(328)	(668)	(2,559)
Adjusted net income available to common stockholders (non-GAAP)	$39,914	$34,663	$26,588	$106,982	$79,139

Adjusted Ratios (Based upon Adjusted (non-GAAP) Net Income as calculated above)
Adjusted EPS (Diluted)	$0.91	$0.79	$0.61	$2.43	$1.81
Adjusted return on average assets	1.10%	0.98%	0.79%	1.00%	0.80%
Adjusted return on average equity	10.82	9.59	7.80	9.84	7.84
Adjusted return on average tangible common equity	12.63	11.16	9.05	11.47	9.14
Adjusted non-interest expense to average assets	1.70	1.72	1.72	1.71	1.70
Adjusted efficiency ratio	47.8	49.9	53.1	49.6	54.5

(1)    Adjustments to net income are taxed at the Company's approximate statutory tax rate.

The following table presents a reconciliation of operating expense as a percentage of average assets (as reported) and adjusted operating expense as a percentage of average assets (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Operating expense as a % of average assets - as reported	1.73%	1.74%	1.73%	1.72%	1.78%
Severance	(0.03)	(0.01)	—	(0.01)	—
Net loss (gain) on extinguishment of debt	—	—	—	—	—
Loss due to pension settlement	—	—	—	—	(0.07)
Amortization of other intangible assets	—	(0.01)	(0.01)	—	(0.01)
Adjusted operating expense as a % of average assets (non-GAAP)	1.70%	1.72%	1.72%	1.71%	1.70%

The following table presents a reconciliation of efficiency ratio (non-GAAP) and adjusted efficiency ratio (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Efficiency ratio - as reported (non-GAAP) (1)	48.4%	51.2%	53.8%	50.1%	57.1%
Non-interest expense - as reported	$65,503	$64,701	$62,224	$192,960	$188,034
Severance	(974)	(454)	(6)	(1,530)	(218)
Net (loss) gain on extinguishment of debt	—	(2)	—	972	—
Loss due to pension settlement	—	—	—	—	(7,231)
Amortization of other intangible assets	(195)	(195)	(236)	(599)	(723)
Adjusted non-interest expense (non-GAAP)	$64,334	$64,050	$61,982	$191,803	$179,862
Net interest income - as reported	$121,219	$115,186	$103,399	$348,656	$295,709
Non-interest income - as reported	$14,128	$11,266	$12,211	$36,740	$33,439
Fair value change in equity securities and loans held for sale	38	(38)	(51)	38	(152)
(Gain) loss on sale of securities, loans and other assets	(757)	2,000	1,112	1,563	1,040
Adjusted non-interest income (non-GAAP)	$13,409	$13,228	$13,272	$38,341	$34,327
Adjusted total revenues for adjusted efficiency ratio (non-GAAP)	$134,628	$128,414	$116,671	$386,997	$330,036
Adjusted efficiency ratio (non-GAAP) (2)	47.8%	49.9%	53.1%	49.6%	54.5%

(1)	The reported efficiency ratio is a non-GAAP measure calculated by dividing GAAP non-interest expense by the sum of GAAP net interest income and GAAP non-interest income.
(2)	The adjusted efficiency ratio is a non-GAAP measure calculated by dividing adjusted non-interest expense by the sum of GAAP net interest income and adjusted non-interest income.

The following table presents a reconciliation of pre-tax pre-provision net revenue (non-GAAP) and adjusted pre-tax pre-provision net revenue (non-GAAP):

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2026	2026	2025	2026	2025
Financial Data:
Net interest income	$121,219	$115,186	$103,399	$348,656	$295,709
Non-interest income	14,128	11,266	12,211	36,740	33,439
Total revenue	135,347	126,452	115,610	385,396	329,148
Non-interest expense	65,503	64,701	62,224	192,960	188,034
Pre-tax pre-provision net revenue (non-GAAP) (1)	$69,844	$61,751	$53,386	$192,436	$141,114
Adjusted pre-tax pre-provision net revenue (non-GAAP) (2)	$70,294	$64,364	$54,689	$195,194	$150,174

(1)	The reported pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and GAAP non-interest income less GAAP non-interest expense.
(2)	The adjusted pre-tax pre-provision net revenue is a non-GAAP measure calculated by adding GAAP net interest income and the adjusted non-interest income less the adjusted non-interest expense as shown in the reconciliation of efficiency ratio table above.

The following table presents the tangible common equity to tangible assets, tangible equity to tangible assets, and tangible common book value per share calculations (non-GAAP):

	September 30,	June 30,	September 30,
	2026	2026	2025
Reconciliation of Tangible Assets:
Total assets	$15,546,869	$15,042,953	$14,538,943
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,339)	(2,534)	(3,173)
Tangible assets (non-GAAP)	$15,388,733	$14,884,622	$14,379,973

Reconciliation of Tangible Common Equity - Consolidated:
Total stockholders' equity	$1,522,758	$1,520,456	$1,452,342
Goodwill	(155,797)	(155,797)	(155,797)
Other intangible assets	(2,339)	(2,534)	(3,173)
Tangible equity (non-GAAP)	1,364,622	1,362,125	1,293,372
Preferred stock, net	(116,569)	(116,569)	(116,569)
Tangible common equity (non-GAAP)	$1,248,053	$1,245,556	$1,176,803

Common shares outstanding	43,811	44,158	43,889

Tangible common equity to tangible assets (non-GAAP)	8.11%	8.37%	8.18%
Tangible equity to tangible assets (non-GAAP)	8.87	9.15	8.99

Book value per common share	$32.10	$31.79	$30.44
Tangible common book value per share (non-GAAP)	28.49	28.21	26.81